UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 23, 2026
PetMed Express, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-28827	65-0680967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
420 South Congress Avenue, Delray Beach, Florida 33445
(Address of principal executive offices) (Zip Code)
(561) 526-4444
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	PETS	NASDAQ
Preferred Stock Purchase Rights	N/A	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2026, Leah A. Solivan, a member of the Board of Directors (the “Board”) of PetMed Express, Inc. (the “Company”), informed the Company of her decision not to stand for reelection at the Company’s 2026 annual meeting of stockholders, which is scheduled to take place on August 11, 2026. Ms. Solivan will continue to serve as a director until the 2026 annual meeting of stockholders. Ms. Solivan’s decision not to stand for reelection was not the result of any disagreement with the Company or the Board on any matter relating to the Company’s operations, policies or practices.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 26, 2026

PETMED EXPRESS, INC.
By:	/s/ Robert Lawsky
Name:	Robert Lawsky
Title:	General Counsel
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